prabodh k. sheth

8 May, 2024

Chin Chee Seong
CEO
SEATech Ventures (HK) Limited

Dear CS,

RESIGNATION AS CFO

I hereby submit my resignation effective immediately.

I thank you and Mr Cheah for the opportunity; and thank you, all of SEATech members and the Board for the support, guidance, and leadership.

Your Sincerely,



PRABODH K SHETH